Exhibit 11

                        FEI COMPANY AND SUBSIDIARIES

               SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
               (In Thousands except share and per share data)

WEIGHTED AVERAGE NUMBER OF SHARES

The weighted average number of shares of common stock and common stock equivalents, after adjusting for the two-for-three reverse split on May 15, 1995, was determined as follows:

Outstanding options for common stock and convertible warrants and options have been included in the calculation of common and common equivalent shares using the treasury stock method based on an average market price of $13.00 per share the three months and $10.67 per share for the nine months ended September 30, 1995, and an average market price of $10.76 per share for the three months and $12.45 per share for the nine months ended September 30, 1996.

                                                       Three Months Ended                 Nine Months Ended
                                                         September 30,                      September 30,
                                                   --------------------------         --------------------------
                                                        1995             1996              1995             1996
                                                   ---------        ---------         ---------        ---------
Common Stock
  Shares outstanding, beginning of period          6,991,838        7,915,431         4,363,705        7,222,394
  Shares issued on exercise of options (1)            15,884            2,413            45,336           60,273
  Shares issued on exercise of warrants (2)           28,266            6,991            20,099           54,190
  Shares issued on conversion of options
    from debt agreement (7)                               --               --                --          362,393
  Shares issued on completion of initial
    public offering (3)                                   --               --         1,062,271               --
  SEC SAB 83 shares (4)                              270,246           13,155           270,246           85,594
                                                   ---------        ---------         ---------        ---------
                                                   7,306,234        7,937,990         5,761,657        7,784,844
                                                   ---------        ---------         ---------        ---------

Common stock equivalents:
  Warrants (5)                                       225,394           29,393           260,529          101,247
  Options (6)                                        170,864           71,188           207,716          151,854
                                                   ---------        ---------         ---------        ---------
                                                     396,258          100,581           468,245          253,101
                                                   ---------        ---------         ---------        ---------

Weighted average number of shares                  7,702,492        8,038,571         6,229,902        8,037,945
                                                   =========        =========         =========        =========

Net income (loss)                                  $   1,194        $    (135)        $   2,464        $   1,319
                                                   =========        =========         =========        =========

Net income (loss) per share                        $    0.16        $   (0.02)        $    0.40        $    0.16
                                                   =========        =========         =========        =========

---------------

(1) Under 1984 Stock Incentive Plan: weighted average shares from exercise date of option.
(2)  Weighted average share from conversion date of warrant.
(3) Initial public offering of June 1, 1995: weighted average shares from date of sale.
(4)  Employee options issued January 1, 1994

                                                     104,383          112,499           104,980          119,397
     Less shares reacquired under treasury
       stock                                         100,803           99,344           101,400           93,389
                                                   ---------        ---------         ---------        ---------
                                                       3,580           13,155             3,580           26,008
     Convertible options - debt
       agreement (7)                                 266,666                0           266,666           59,586
                                                   ---------        ---------         ---------        ---------
     Net SAB No. 83 shares                           270,246           13,155           270,246           85,594
                                                   =========        =========         =========        =========

(5) Warrants issued 9/1/88 and 10/3/88 for 200,000 shares each, less shares reacquired under treasury stock method.
(6) Options granted on annual basis under plan, less shares reacquired under treasury stock method.
(7) Convertible options - debt agreements issued prior to January 1, 1994 are excluded from SAB No. 83 shares. Further, such options are anti-dilutive and, therefore, presentation of fully diluted earnings per share is not required. Share amounts are weighted average shares from/to exercise date of option.